                              LIMITED POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby authorizes Michael C.
Carroll to execute for and on behalf of the undersigned, in the undersigned's capacity as a Section 16 reporting person of Biolase, Inc., a Delaware corporation (the "Company"), EDGAR Form ID (including amendments thereto) and
Authenticating Statements, Forms 3, 4 and 5, and any amendments thereto, and cause such form(s) to be filed with the United States Securities and Exchange
Commission and The NASDAQ Stock Market.  The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

The undersigned acknowledges that theforegoing attorney-in-fact, in serving in such capacity at the request of theundersigned, is not assuming, nor is the
Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934, as amended or the rules promulgated thereunder.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of, and transactions in, securities issued by the
Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has cause this Power of Attorney to be executed as of this 5th day of November, 2014.

By: /s/ Jack W. Schuler
    ---------------------------
    Jack W. Schuler